Exhibit 99.1

Globus Medical Reports Fourth Quarter and Full Year 2020 Results

AUDUBON, PA, February 17, 2021: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter 2020:

•	Worldwide net sales were $233.4 million, an increase of 10.3% as compared to the fourth quarter of 2019
•	GAAP net income for the quarter was $53.0 million, or 22.7% of net sales
•	GAAP diluted earnings per share (“EPS”) was $0.52 and non-GAAP diluted EPS was $0.58
•	Non-GAAP adjusted EBITDA was 36.2% of net sales

Full Year 2020:

•	Worldwide net sales were $789.0 million, an increase of 0.5% as compared to the full year of 2019
•	GAAP net income for the year was $102.3 million, or 13.0% of net sales
•	GAAP diluted EPS was $1.01 and non-GAAP diluted EPS was $1.44 for the year
•	Non-GAAP adjusted EBITDA was 29.4% of net sales

“Globus Medical’s fourth quarter growth of 10% was led by Enabling Technologies at $18 million, up 30% in the quarter, and US Spine, which grew by 12%, even though COVID-related cancellations caused an estimated drag of about five percentage points,” said Dave Demski, President and CEO.  “Our 2020 second half performance, which produced almost $450 million in revenue; 10% overall growth; 14% growth in US Spine; $1.07 in Adjusted EPS; and 35.5% in Adjusted EBITDA is a testament to our team members’ perseverance, grit and unrelenting focus on our customers and their patients.”

Worldwide net sales for the fourth quarter were $233.4 million, an as-reported increase of 10.3% over the fourth quarter of 2019, and an increase of 9.9% on a constant currency basis.  U.S. net sales for the fourth quarter of 2020, including robotics, increased by 12.0% compared to the fourth quarter of 2019. International net sales increased by 1.4% over the fourth quarter of 2019 on an as-reported basis, and was slightly down on a constant currency basis.

Worldwide net sales for the full year of 2020 were $789.0 million, an increase of 0.5% as compared to the full year of 2019.  Non-GAAP diluted EPS was $1.44 for the full year of 2020.

GAAP net income for the fourth quarter was $53.0 million, an increase of 16.3% over the same period last year. Diluted EPS for the fourth quarter was $0.52, compared to $0.44 for the fourth quarter 2019. Non-GAAP diluted EPS for the fourth quarter of 2020 was $0.58, compared to $0.49 in the fourth quarter of 2019, an increase of  19.6%.

The company generated net cash provided by operating activities of $198.8 million and non-GAAP free cash flow of $135.1 million in 2020. The Company ended the year with cash, cash equivalents and marketable securities of $785.3 million. The company remains debt free.

2021 Annual Guidance

Today the Company announced full year 2021 guidance with expected net sales of $880 million and non-GAAP diluted earnings per share of $1.83.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2020 fourth quarter and full year results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Wednesday, February 24, 2021. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 107-2757.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended December 31, 2020 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended December 31, 2020 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2020	2019	2018	2020	2019	2018
Net sales	$233,445	$211,667	$195,938	$789,042	$785,368	$712,969
Cost of goods sold	60,859	48,760	45,954	217,463	179,975	159,410
Gross profit	172,586	162,907	149,984	571,579	605,393	553,559

Operating expenses:
Research and development	15,241	15,496	13,758	84,519	60,073	55,496
Selling, general and administrative	92,047	92,138	83,642	354,757	354,757	311,591
Provision for litigation	(188)	565	5,878	9	2,190	5,878
Amortization of intangibles	4,788	3,397	3,063	16,831	13,809	9,588
Acquisition related costs	2,163	1,331	392	4,030	2,575	1,681
Total operating expenses	114,051	112,927	106,733	460,146	433,404	384,234

Operating income/(loss)	58,535	49,980	43,251	111,433	171,989	169,325

Other income, net
Interest income/(expense), net	2,953	4,452	4,167	13,952	17,406	13,278
Foreign currency transaction gain/(loss)	527	(48)	47	(279)	75	360
Other income/(expense)	198	66	162	793	476	5,642
Total other income/(expense), net	3,678	4,470	4,376	14,466	17,957	19,280

Income/(loss) before income taxes	62,213	54,450	47,627	125,899	189,946	188,605
Income tax provision	9,256	8,920	10,876	23,614	34,736	32,131

Net income	$52,957	$45,530	$36,751	$102,285	$155,210	$156,474

Earnings per share:
Basic	$0.54	$0.46	$0.37	$1.04	$1.57	$1.60
Diluted	$0.52	$0.44	$0.36	$1.01	$1.52	$1.54
Weighted average shares outstanding:
Basic	98,958	99,601	98,516	98,580	99,150	97,884
Diluted	101,414	102,933	101,627	100,971	101,998	101,316

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
(In thousands, except par value)	2020	2019
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$239,397	$195,724
Short-term marketable securities	187,344	115,763
Accounts receivable, net of allowances of $4,408 and $5,599, respectively	141,676	154,326
Inventories	229,153	196,314
Prepaid expenses and other current assets	17,771	17,243
Income taxes receivable	6,424	8,098
Total current assets	821,765	687,468
Property and equipment, net of accumulated depreciation of $276,451 and $243,732, respectively	216,879	199,841
Long-term marketable securities	358,522	409,514
Intangible assets, net	86,949	78,812
Goodwill	156,716	128,775
Other assets	32,039	21,741
Deferred income taxes	6,615	5,926
Total assets	$1,679,485	$1,532,077

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,205	$24,614
Accrued expenses	78,334	63,283
Income taxes payable	1,101	1,057
Business acquisition liabilities	5,777	6,727
Deferred revenue	8,125	5,402
Payable to broker	9,250	10,320
Total current liabilities	120,792	111,403
Business acquisition liabilities, net of current portion	31,493	2,822
Deferred income taxes	6,202	6,023
Other liabilities	14,701	9,377
Total liabilities	173,188	129,625

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 77,284,007 and 77,394,983 shares at December 31, 2020 and December 31, 2019, respectively	77	77
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at December 31, 2020 and December 31, 2019, respectively	22	22
Additional paid-in capital	457,161	357,320
Accumulated other comprehensive loss	3,955	(2,898)
Retained earnings	1,045,082	1,047,931
Total equity	1,506,297	1,402,452
Total liabilities and equity	$1,679,485	$1,532,077

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended
	December 31,
(In thousands)	2020	2019	2018
Cash flows from operating activities:
Net income	$102,285	$155,210	$156,474
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	24,418	—	—
Depreciation and amortization	62,874	52,734	41,630
Amortization of premium (discount) on marketable securities	587	(1,089)	1,677
Write-down for excess and obsolete inventories, net	17,741	2,498	10,475
Stock-based compensation expense	27,073	26,085	21,899
Allowance for doubtful accounts	2,960	3,026	957
Change in fair value of business acquisition liabilities	2,674	1,787	985
Change in deferred income taxes	(4,338)	4,302	971
(Gain)/loss on disposal of assets, net	809	866	(3,557)
Payment of business acquisition related liabilities	(700)	—	—
(Increase)/decrease in:
Accounts receivable	10,696	(18,306)	(21,789)
Inventories	(50,111)	(50,018)	(31,382)
Prepaid expenses and other assets	(11,088)	(12,263)	(7,496)
Increase/(decrease) in:
Accounts payable	(6,352)	773	(3,008)
Accrued expenses and other liabilities	17,608	7,043	14,728
Income taxes payable/receivable	1,657	(673)	(921)
Net cash provided by operating activities	198,793	171,975	181,643
Cash flows from investing activities:
Purchases of marketable securities	(223,540)	(346,526)	(537,942)
Maturities of marketable securities	134,462	247,008	278,049
Sales of marketable securities	68,897	53,786	106,388
Purchases of property and equipment	(63,658)	(70,750)	(59,697)
Collections/(issuance) of note receivable	—	—	30,000
Proceeds from sale of assets	—	—	5,000
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(33,483)	(23,799)	(14,825)
Net cash used in investing activities	(117,322)	(140,281)	(193,027)
Cash flows from financing activities:
Payment of business acquisition liabilities	(6,316)	(6,597)	(6,739)
Proceeds from exercise of stock options	72,322	31,036	39,309
Repurchase of common stock	(104,669)	—	—
Net cash used in/provided by financing activities	(38,663)	24,439	32,570
Effect of foreign exchange rate on cash	865	(156)	(256)
Net increase in cash, cash equivalents, and restricted cash	43,673	55,977	20,930
Cash, cash equivalents, and restricted cash at beginning of period	195,724	139,747	118,817
Cash, cash equivalents, and restricted cash at end of period	$239,397	$195,724	$139,747
Supplemental disclosures of cash flow information:
Income taxes paid	$25,437	$34,139	$30,552
Purchases of property and equipment included in accounts payable and accrued expenses	$4,210	$4,226	$10,084

Supplemental Financial Information

Net Sales by Geographic Area:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2020	2019	2018	2020	2019	2018
United States	$198,749	$177,459	$163,788	$664,454	$647,683	$593,878
International	34,696	34,208	32,150	124,588	137,685	119,091
Total net sales	$233,445	$211,667	$195,938	$789,042	$785,368	$712,969

Net Sales by Product Category:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2020	2019	2018	2020	2019	2018
Musculoskeletal Solutions	$215,361	$197,757	$181,638	$748,446	$738,377	$666,040
Enabling Technologies	18,084	13,910	14,300	40,596	46,991	46,929
Total net sales	$233,445	$211,667	$195,938	$789,042	$785,368	$712,969

Liquidity and Capital Resources:

	December 31,	December 31,
(In thousands)	2020	2019
Cash, cash equivalents, and restricted cash	$239,397	$195,724
Short-term marketable securities	187,344	115,763
Long-term marketable securities	358,522	409,514
Total cash, cash equivalents, restricted cash and marketable securities	$785,263	$721,001

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except percentages)	2020	2019	2018	2020	2019	2018
Net income/(loss)	$52,957	$45,530	$36,751	$102,285	$155,210	$156,474
Interest (income)/expense, net	(2,953)	(4,452)	(4,164)	(13,952)	(17,406)	(13,278)
Provision for income taxes	9,256	8,920	10,876	23,614	34,736	32,131
Depreciation and amortization	16,904	14,046	11,936	62,874	52,734	41,630
EBITDA	76,164	64,044	55,399	174,821	225,274	216,957
Stock-based compensation expense	5,935	6,437	4,821	27,073	26,085	21,899
Provision for litigation	(188)	565	5,878	9	2,190	5,878
Acquisition related costs/licensing	2,698	1,652	641	5,877	3,664	4,488
Acquisition of in-process research and development	—	—	—	24,418	—	—
Net (gain) loss from sale of assets	—	—	—	—	—	(3,593)
Adjusted EBITDA	$84,609	$72,698	$66,739	$232,198	$257,213	$245,629

Net income/(loss) as a percentage of net sales	22.7%	21.5%	18.8%	13.0%	19.8%	21.9%
Adjusted EBITDA as a percentage of net sales	36.2%	34.3%	34.1%	29.4%	32.8%	34.5%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2020	2019	2018	2020	2019	2018
Net income/(loss)	$52,957	$45,530	$36,751	$102,285	$155,210	$156,474
Provision for litigation	(188)	565	5,878	9	2,190	5,878
Amortization of intangibles	4,788	3,397	3,063	16,831	13,809	9,588
Acquisition related costs/licensing	2,698	1,652	641	5,877	3,664	4,488
Acquisition of in-process research and development	—	—	—	24,418	—	—
Net (gain) loss from sale of assets	—	—	—	—	—	(3,593)
Tax effect of adjusting items	(1,086)	(920)	(2,189)	(4,504)	(3,581)	(3,437)
Non-GAAP net income/(loss)	$59,169	$50,224	$44,144	$144,916	$171,292	$169,398

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2020	2019	2018	2020	2019	2018
Diluted earnings per share, as reported	$0.52	$0.44	$0.36	$1.01	$1.52	$1.54
Provision for litigation	—	0.01	0.06	—	0.02	0.06
Amortization of intangibles	0.05	0.03	0.03	0.17	0.14	0.09
Acquisition related costs/licensing	0.03	0.02	0.01	0.06	0.04	0.05
Acquisition of in-process research and development	—	—	—	0.24	—	—
Net (gain) loss from sale of assets	—	—	—	—	—	(0.04)
Tax effect of adjusting items	(0.01)	(0.01)	(0.02)	(0.04)	(0.04)	(0.03)
Non-GAAP diluted earnings per share	$0.58	$0.49	$0.43	$1.44	$1.68	$1.67

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2020	2019	2018	2020	2019	2018
Net cash provided by operating activities	$80,184	$54,266	$44,291	$198,793	$171,975	$181,643
Purchases of property and equipment	(14,063)	(15,793)	(17,159)	(63,658)	(70,750)	(59,697)
Free cash flow	$66,121	$38,473	$27,132	$135,135	$101,225	$121,946

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2020	2019	Growth	Period Net Sales	Growth
United States	$198,749	$177,459	12.0%	$—	12.0%
International	34,696	34,208	1.4%	(779)	(0.9%)
Total net sales	$233,445	$211,667	10.3%	$(779)	9.9%

	Year Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2020	2019	Growth	Period Net Sales	Growth
United States	$664,454	$647,683	2.6%	$—	2.6%
International	124,588	137,685	(9.5%)	(564)	(9.9%)
Total net sales	$789,042	$785,368	0.5%	$(564)	0.4%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:    investors@globusmedical.com

www.globusmedical.com